Exhibit 23.1




                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Tower Tech, Inc. on Form S-3 of our report dated February 12, 1997, on our audit of the financial statements of Tower Tech, Inc. as of November 30, 1996 and for the year then ended. We also consent to the reference to our firm under the caption "Experts".


                                               COOPERS & LYBRAND L.L.P.

Oklahoma City, OK
September 24, 1997